February 20, 1998




Liberty All-Star Equity Fund
Federal Reserve Plaza
600 Atlantic Avenue
Boston, MA  02110

Ladies and Gentlemen:

     We have acted as counsel to Liberty All-Star Equity Fund, a Massachusetts business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the "Commission") on February 20, 1998 (the "Registration Statement"), with respect to the registration of an aggregate of 4,318,134 authorized but previously unissued shares of beneficial interest of the Trust, without par value (the "Shares").

     In connection with this opinion, we have examined the following described documents:

     (a) the Registration Statement;

     (b) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

     (c) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State; and

     (d) Certificates executed by John L. Davenport, Secretary of the Trust, certifying, and attaching copies of, the By-laws of the Trust and certain votes of the Trustees of the Trust authorizing the issuance of the Shares.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     This opinion is based entirely on our review of the documents listed above. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

     This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts in such Commonwealth, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Registration Statement and the Trust's Declaration of Trust and By-laws, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for the Trust's obligations.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                BINGHAM DANA LLP